UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

INTELLI-CHECK - MOBILISA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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To the Shareholders of
INTELLICHECK MOBILISA, INC.

Re:   2009 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Intellicheck Mobilisa’s 2009 Annual Shareholders Meeting. We will hold the meeting on Tuesday, October 27, 2009, at the offices of K&L Gates, 599 Lexington Avenue, Floor 32, New York, NY 10022-6030.  The meeting will begin promptly at 11:00 a.m., Eastern Time.  Please plan to arrive a few minutes before the meeting.  You will be asked to show photo identification & sign in at the security desk upon entering the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. At the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting.  Your vote is important.

Sincerely yours,

/s/ John W. Paxton

John W. Paxton
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 27, 2009

To the Shareholders of
INTELLICHECK MOBILISA, INC.

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLICHECK MOBILISA, INC. (the "Company"), a Delaware corporation, will be held at the offices of K&L Gates, 599 Lexington Avenue, Floor 32, New York, NY  10022-6030 on Tuesday, October 27, 2009, at 11:00 a.m., local time, for the following purposes:

1.	To elect five directors to serve for a one-year term or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Amper, Politziner and Mattia, P.C. as our independent public accountants for the 2009 fiscal year;

3.	To streamline the Company name by changing the official name from Intelli-Check – Mobilisa, Inc. to Intellicheck Mobilisa, Inc.; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

 The Board of Directors has fixed the close of business on September 10, 2009 as the record date for the meeting and only record holders of shares of the Company’s Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about September 17, 2009.

By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Chief Financial Officer, Treasurer and Secretary

Port Townsend, WA
September 17, 2009

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING HELD ON OCTOBER 27, 2009: The Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report to Shareholders are available on the following website: www.icmobil.com/proxy2009

INTELLICHECK MOBIILSA, INC.
191 Otto Street
Port Townsend, WA 98368
________________________________________________________

PROXY  STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held Tuesday, October 27, 2009
________________________________________________________

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, October 27, 2009 at the offices of K&L Gates, 599 Lexington Avenue, Floor 32, New York, NY  10022-6030.  The meeting will begin promptly at 11:00 a.m., Eastern Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.  In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set September 10, 2009 as the record date (the “Record Date”) to determine those holders of record of common stock, par value $.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting.  Each share of Common Stock entitles its owner to one vote.  On the Record Date, there were 26,182,892 shares outstanding. On or about September 17, 2009, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to shareholders of record as of the close of business on September 10, 2009.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:
•	the election of five directors, each to serve until the next annual meeting;
•	the ratification of the appointment of Amper, Politziner and Mattia, P.C., as our independent registered public accountant firm.
•	the streamlining of the Company name by changing the official name from Intelli-Check – Mobilisa, Inc. to Intellicheck Mobilisa, Inc.

Who is entitled to vote at the meeting?

You may vote if you owned common stock as of the close of business on September 10, 2009. Each share of common stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of September 10, 2009 must be present at the meeting. This is referred to as a quorum. We believe that on September 10, 2009, there were 26,182,892outstanding shares of common stock entitled to vote.

How do I vote?

You can vote in two ways:
•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and submitting it in the same manner as the prior proxy was submitted, (2) if you hold your shares in your name, voting again at the meeting, or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors, FOR the approval of the appointment of our independent public accountants, and FOR the change of the Company name from Intelli-Check – Mobilisa, Inc. to Intellicheck Mobilisa, Inc.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, the approval of the appointment of our independent public accountants, and for the streamlined Company name change.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for shareholder approval, any anti-takeover device?

Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects.  We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors has one class of directors, with each director elected each year for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.

The Board of Directors recommends that you elect the nominees identified below.

		Position with the Company	Director	New Board
Name	Age	and Principal Occupation	Since	Term Expires

John W. Paxton	72	Chairman of the Board and Director	2008	2010
Nelson Ludlow	48	Director and Chief Executive Officer	2008	2010
Lieutenant General Emil R. Bedard	65	Director	2008	2010
Bonnie Ludlow	54	Director and Senior Vice President	2008	2010
Guy L. Smith	60	Director	2005	2010

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of September 17, 2009:

		Position with the Company	Held Office	Current Board
Name	Age	and Principal Occupation	Since	Term Expires

John W. Paxton	72	Chairman of the Board and Director	2008	2009
Nelson Ludlow	48	Director and Chief Executive Officer	2008	2009
Lieutenant General Emil R. Bedard	65	Director	2008	2009
Bonnie Ludlow	54	Director and Senior Vice President	2008	2009
Jeffrey Levy	68	Director	1999	2009
John E. Maxwell	55	Director	2005	2009
Arthur L. Money	69	Director	2003	2009
Guy L. Smith	60	Director	2005	2009
Russell Embry	45	Senior Vice President of Information Technology and Chief Technology Officer	2001	NA
Peter J. Mundy	53	Chief Financial Officer, Secretary and Treasurer	2007	NA
Steve Williams	47	Chief Operating Officer	2008	NA
John Lange	41	General Counsel	2008	NA

Business Experience

John W. Paxton was appointed Chairman of the Board on October 20, 2008 and became a director on March 14, 2008.  He was a director and Chairman of the Board of Mobilisa in September 2005. Mr. Paxton brings 30 years of experience in the wireless networking field to Mobilisa's board. Mr. Paxton was the President of Zebra Technologies’ Bar Code Business Unit in 2003. Prior to 2000, Mr. Paxton served as Chairman and Chief Executive Officer of Telxon Corporation, President and Chief Executive Officer of Monarch Marking Systems, Executive Vice President of Paxar Corporation and President of Paxar’s Printing Solutions Group. Mr. Paxton joined Litton Industries as a corporate Vice President in 1991, when the company acquired Intermec Corporation. Between 1986 and 1991, he led Intermec, joining as President and Chief Operating Officer, and becoming Chairman and Chief Executive Officer in 1988. In addition to Mr. Paxton’s corporate experience, he brings venture capital experience as the Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, as well as consulting experience as the head of Paxton Associates LLC, a business consulting firm.  In October, 2007, Mr. Paxton filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code related to a business jointly owned by Mr. Paxton and Janet R. Paxton.  The bankruptcy petition was dismissed on September 2, 2008 and there are no current bankruptcy proceedings involving Mr. Paxton.  Mr. Paxton has a Bachelor of Science degree and a Master of Science degree in Business Management from LaSalle University, is a registered Professional Engineer and is a fellow of Seattle Pacific University. He has served on the board of the National Association of Manufacturers, and has been the Chairman and Vice Chairman of the Automatic Identification Manufacturers (AIM), a leading industry association.

Nelson Ludlow, PhD was named the Chief Executive Officer and Director of the Company on March 14, 2008.  He was a co-founder of Mobilisa, Inc. and was its Chief Executive Officer and a director since its inception in March 2001. Dr. Ludlow has over 20 years experience in software development for the military and corporate sectors. From 1982 to 1988, while in the Air Force, Dr. Ludlow served as a mathematician, a pilot, an intelligence officer at the National Air Intelligence Center, Technical Director for Artificial Intelligence at USAF Rome Laboratory, Assistant Professor of Computer Science at the Naval Postgraduate School, and the Director of Technology and Services for Radar Evaluation Squadron. In the corporate sector, Dr. Ludlow served as the Director of C2 Modeling for SAIC, Chief Scientist for the ORINCON Corporation and Chief Technology Officer for Ameranth Wireless—all in San Diego. He holds a PhD in Artificial Intelligence from the University of Edinburgh, Scotland and completed Post-Doctoral work in Computer Science at the University of Cambridge, England. Additional degrees include a Bachelors of Science Degree from Washington State University in Math and Physical Sciences, as well as a Masters of Science degree in Computer Science from Wright State University in Dayton, Ohio.  Dr. Ludlow is married to Bonnie Ludlow, who is Senior Vice President and a Member of the Board of Directors of the Company.

Lieutenant General Emil R. "Buck" Bedard was appointed a member of the Board of Directors on March 14, 2008,  General Bedard was appointed a director of Mobilisa in September 2004. He retired from the US Marine Corps with over 37 years of active duty service in 2003. General Bedard’s military career included two combat tours in Vietnam, as well as commanding the 7th Marine Regiment in Somalia and the 1st Marine Expeditionary Force during Operation Desert Storm. General Bedard’s final active duty tour was as the Deputy Commandant for Plans, Policies and Operations for the US Marine Corps Headquarters in Washington, D.C., where he served until his retirement in 2003. He has continued to serve with the Marine Corps in Afghanistan and Iraq since his retirement. General Bedard’s many military awards include a Distinguished Service Medal, Legion of Merit, and Bronze Star (with Combat V). General Bedard graduated from the University of North Dakota in 1967 with a Masters in Science.

Bonnie Ludlow was named Senior Vice President and was appointed a member of the Board of Directors on March 14, 2008.  Ms. Ludlow was a co-founder of Mobilisa, Inc. and was its Sr. Vice President, Finance and a director since its inception in March 2001. As Senior Vice President of Finance, Ms. Ludlow was responsible for all financial transactions, including contracting and purchasing agreements, invoicing, and payroll as well as managing human resources for recruiting, hiring, and benefits administration. Ms. Ludlow has fifteen years of experience working with the Federal Government, six of which were active duty in the United States Air Force (March 1980 to February 1986), and nine as a Department of Defense civilian (February 1986 to October 1995). While on active duty, she was assigned to the Defense Security Agency (DSA) as a Czech linguist (September 1981 to September 1983). As a civil servant, Ms. Ludlow worked as a geodetic surveyor and engineering assistant, in which she positioned navigational aids on military runways. Additional duties in this position included the generation of technical drawings, maps and reports.  Ms. Ludlow is married to Dr. Nelson Ludlow, who is Chief Executive Officer and a member of the Board of Directors of the Company.

Jeffrey Levy served as Chairman of the Board from March 14, 2008 until October 19, 2008.  He was the Interim Chairman and CEO of Intelli-Check from June 2007 until March 14, 2008. Mr. Levy was appointed a member of Intellicheck Mobilisa’s Board of Directors in December 1999 and is currently Chairman of the Governance and Nominating Committee.  He has previously served on the Compensation and Technology Oversight Committees. He has been, since January 1997, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1997, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies and before that as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc.  Mr. Levy has had a distinguished career as a fighter pilot in the United States Air Force from which he retired as a colonel in 1988.  He also serves as President and CEO of Virginia College Parents, Inc. and is a board member or appointee in several other non-profit organizations and commissions including Mothers Against Drunk Driving, the International Institute on Alcohol Awareness, the Washington Regional Alcohol Program, Security on Campus, Inc., Virginia Attorney General's Task Force on Drinking by College Students and Virginia Crime Commission Task Force on Campus Security. Mr. Levy holds a BS degree in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

John E. (Jay) Maxwell was appointed a director in September 2005.  Mr. Maxwell has been the President & CEO of Clerus Solutions LLC, a firm dedicated to assisting the states and federal government with implementing secure identification as called for in the 9/11 Commission Report, since January 2006.  From May 2002 to August 2005, he was the Senior Vice President of Technology and the Chief Information Officer (CIO) of the American Association of Motor Vehicle Administrators (AAMVA).  At AAMVA, he was responsible for all of the information systems developed, implemented and operated by the association.  Mr. Maxwell also had the responsibility to direct AAMVA’s development of Driver License and ID Card Specifications intended to fight driver license and ID fraud and abuse.  Prior to that, from 1997 to May 2002, he was the President and Chief Operating Officer of AAMVAnet, Inc., a subsidiary of AAMVA.  Before joining AAMVA in July 1989, Mr. Maxwell spent 11 years with the U.S. Department of Transportation, working for the Federal Highway Administration and the National Highway Traffic Safety Administration developing information systems to improve highway safety.

Arthur L. Money was elected a director in February 2003. The Honorable Arthur L. Money was sworn in as Assistant Secretary of Defense for Command, Control, Communications and Intelligence by the Senate in 1999 and served in that position until 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. Prior to that he served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and served as Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the Board of Directors of Terremark Worldwide, Inc. (NYSE Amex: TWW) an international company specializing in network and telecommunications services and Intevac, Inc. (NASDAQ: IVAC) a manufacturer of capital equipment for hard disk media manufacturing. He also serves on the advisory board of several corporations including the Boeing Company (NYSE: BA), Northrop Grumman (NYSE: NOC) and Liquid Computing and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University. He also currently serves on several U.S. Government Boards and Panels such as the FBI Science & Technology Advisory Board (Chairman), the NSA Advisory Board (Chairman), the Defense Science Board and the US Navy “DSAP” Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with TRW’s Avionics and Surveillance Group where he served as Vice President and Deputy General Manager of the Group from 1995 to 1996.

Guy Smith was appointed a member of Intellicheck Mobilisa’s Board of Directors in June 2005. Mr. Smith has been the Executive Vice President of Diageo, the world’s leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The Code governs the company’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 to 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 to 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 to 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, D.C. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.

Russell T. Embry was appointed Senior Vice President and Chief Technology Officer in July 2001 and has been Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a BS in Computer Science from Stony Brook and an MS in Computer Science from Polytechnic University, Farmingdale.

Peter J. Mundy joined Intellicheck Mobilisa, Inc. on March 26, 2007 as its Vice President of Finance, Chief Financial Officer, Secretary and Treasurer.  Prior to joining Intellicheck Mobilisa, Mr. Mundy spent over 24 years at Sentry Technology Corporation, a publicly held company in the electronic security industry, and its predecessors. From February 2001 until December 2006, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Sentry Technology Corporation. From December 1994 through February 2001, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Knogo North America Inc.  Prior thereto, Mr. Mundy served as an officer of Knogo Corporation where he was Vice President - Corporate Controller from May 1994 and, prior to such time, Corporate Controller and Controller since 1982. Mr. Mundy was a supervisor with the accounting firm of Ernst & Whinney (predecessor to Ernst & Young).  Mr. Mundy received his BBA in accounting from Adelphi University and is a certified public accountant.

Steve Williams was appointed Chief Operating Officer of the Company in March 2008.  From February 6, 2006 to March 2008, Mr. Williams was the Senior Vice President of Business Development for Mobilisa Inc., where he focused on sustainable growth, developing and defending market niche, and strategic partnerships.  For the prior eight years he has worked in Washington, DC, and in the Pentagon, as a Program Manager, Contracting Officer, Congressional Liaison and Public Affairs Manager.  Mr. Williams has successfully managed teams of over 450 people, assets over $1 billion and budgets over $100 million in diverse national and international environments. As well, he was a primary editor/author for the Air Forces lessons learned from Operations Noble Eagle, Enduring Freedom and Iraqi Freedom.  Mr. Williams has developed business opportunities leading to contracts with the Department of Defense, Joint Staff and Department of the Air Force in his past positions. He has created sub-contracts with major companies including Lockheed Martin, General Dynamics, and SAIC, among others. He has developed relationships with contracting officers technical representatives (COTRs), facilitating the attainment of corporate revenue goals. Mr. Williams is a Certified Federal Contracts Manager (CFCM).  Mr. Williams holds a Master of Business Administration from the University of North Dakota, a Master of Arts in Organizational Management from The George Washington University in Washington, DC and a Bachelor of Science in Business Administration from Methodist College, graduating Magna cum Laude.

John Lange joined Intellicheck Mobilisa in April of 2008 as General Counsel, bringing more than fourteen years of legal practice experience. From 2006 until joining Intellicheck Mobilisa, Mr. Lange was the Chief Legal Officer at Card Player Media, LLC, the leading poker media company in the world. While there, he drafted and negotiated deals with some of the largest players in the industry, and was a member of the senior leadership team in regard to strategic business issues. Prior to Card Player, Mr. Lange was a partner at Preston Gates & Ellis (now K&L Gates), where he served as outside counsel to technology companies such as Microsoft and T-Mobile focusing on development, technology licensing, and strategic business agreements.

Directors generally serve for a one-year term and hold office until the next annual meeting of shareholders following the conclusion of their term and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.  Messrs. Levy, Maxwell, and Money will not be standing for reelection at the October 27, 2009 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).  One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely.  Based on a review of the filings received, Intellicheck Mobilisa is not aware of any non-timely filings for fiscal year 2008, except that Form 3 was not timely filed for Emil R. Bedard, Bonnie L. Ludlow, Nelson D. Ludlow, John W. Paxton and Steven D. Williams and except that Form 4 was not timely filed for Russell Embry, Peter Mundy, Bonnie L. Ludlow, Steven D. Williams and Emil R. Bedard.

All other transactions were reported in a timely fashion.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2008, the Board of Directors held six meetings, the Audit, Nominating and Corporate Governance and the Compensation Committees did not hold any meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Levy, Money, Smith, Paxton, Bedard, and Maxwell, are each independent directors as defined in Section 121(A) of the NYSE Amex listing standards. The Company does not have a written policy relating to attendance by members of the board of directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual shareholder meeting attended last year’s annual shareholder meeting.

Compensation Committee

The board of directors established a Compensation Committee which is currently comprised of Mr. Smith, chairperson, Mr. Levy and Mr. Money, each of whom is independent as defined in Section 803(A) of the NYSE Amex listing standards.  The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans.  The Compensation Committee has adopted a written charter, which is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee.

Nominating and Corporate Governance Committee

The Board of Directors established a Nominating and Corporate Governance Committee, which is comprised of Mr. Levy, chairperson, Mr. Bedard and Mr. Money, each of whom is independent as defined in Section 803(A) of the NYSE Amex’s listing standards.  The Nominating and Corporate Governance Committee reviews our internal policies and procedures and by-laws.  With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.  The Nominating and Corporate Governance Committee has adopted a written charter, which is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007.  The charter sets forth responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating and Corporate Governance Committee, will not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for shareholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by shareholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to shareholder recommendations.

Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of Mr. Maxwell, chairperson, Mr. Bedard and Mr. Money.  The members of the Audit Committee are independent as defined in Section 803(A) of the NYSE Amex’s listing standards.  The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants.  The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee.  A copy of the Audit Committee charter is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007.

The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Arthur L. Money has corporate experience reviewing financial statements including in his positions as President of ESL, Inc. and ALM Consulting.  Mr. Money is an “audit committee financial expert” and is an independent member of the Board of Directors.

AUDIT COMMITTEE REPORT

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck Mobilisa under the Securities Act of 1933 or the Exchange Act.

With respect to the audit of the fiscal year ended December 31, 2008, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

In the course of its review, we have discussed with Amper, Politziner & Mattia, P.C., the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

We have received from and discussed with Amper, Politziner & Mattia, P.C. the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and have discussed with Amper, Politziner & Mattia, P.C. its independence.  These disclosures relate to the firm’s independence from Intellicheck the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee:	John E. Maxwell, Chairman
Emil R. Bedard, Member
John W. Paxton, (Former Member)

Process for Sending Communications to the Board of Directors

Shareholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Peter J. Mundy. Such communications may be sent to Mr. Mundy at 246 Crossways Park West, Woodbury, NY 11797. Upon receipt, Mr. Mundy will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of  Company’s Common Stock as of September 10, 2009, by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 26,182,892 shares outstanding as of September 10, 2009.

Name	Shares Beneficially Owned	Percent
Dr. Nelson Ludlow (1)	4,216,726	16.09
Bonnie Ludlow (2)	8,026,517	30.65
John W. Paxton (3)	375,607	1.4
L. Gen. Emil R. Bedard (4)	468,494	1.8
Jeffrey Levy (5)	147,576	*
Russell T. Embry (6)	41,146	*
Peter J. Mundy (7)	54,946	*
John E. Maxwell (8)	116,871	*
Arthur L. Money (9)	197,490	*
Guy L. Smith (10)	157,124	*
Steve D. Williams (11)	246,498	*
John Lange (12)	20,746	*
All Executive Officers & Directors as a group (12 persons) (13)	14,069,741	50.87

* Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.

(1)	Includes 25,000 shares issuable upon exercise of stock options and rights exercisable within 60 days.

(2)	Includes 8,333 shares issuable upon exercise of stock options exercisable within 60 days.

(3)
Includes 314,800 shares issuable upon exercise of stock options exercisable within 60 days; excludes the right to purchase 218,200 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(4)	Includes 278,400 shares issuable upon exercise of stock options exercisable within 60 days.

(5)	Includes 65,350 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 41,146 shares issuable upon exercise of stock options exercisable within 60 days.

(7)	Includes 51,146 shares issuable upon exercise of stock options exercisable within 60 days.

(8)	Includes 108,417 shares issuable upon exercise of stock options exercisable within 60 days.

(9)	Includes 181,683 shares issuable upon exercise of stock options exercisable within 60 days.

(10)	Includes 141,667 shares issuable upon exercise of stock options exercisable within 60 days.

(11)
Includes 242,898 shares issuable upon exercise of stock options exercisable within 60 days; excludes the right to purchase 310,935 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(12)	Includes 16,146 shares issuable upon exercise of stock options exercisable within 60 days.

(13)	Includes 1,474,986 shares issuable upon exercise of stock options exercisable within 60 days.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of our executive compensation program and compensation for the Board of Directors.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Our other benefits consist of reimbursed business travel and entertainment expenses, a vehicle allowance, health insurance benefits, vacation and sick pay and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and performance.

Compensation Program Objectives and Philosophy

In General.     The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further our interests and those of our shareholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during our growth stage.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of the particular executive. The annual incentive compensation awards for 2008 and 2009 are discretionary awards determined by the Compensation Committee based on expected Company performance.  No annual incentive compensation has been paid to executive officers in the last three years. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Intellicheck Mobilisa, Inc. generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal 2008 as calculated for purposes of Section 162(m) did not exceed the $1.0 million limit.

Competitive Market.    We define our competitive market for executive talent and investment capital to be the technology and business services industries. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process.     For each of the Company’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from the Company’s CEO (for compensation other than his own), as well as competitive market guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. For 2008, the aggregate of the compensation paid to our Chief Executive Officer and other executive officers was 73% cash and 27% non-cash option awards.

Executive Officer Bonuses. No bonus awards were granted to any executive officer in 2008.

Stock Option Grants. The Compensation Committee currently administers the Company’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for the Company’s management and growth, gives them an opportunity to own our stock and better aligns their interests with the interests of the shareholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Company’s performance, the executive officer’s role and responsibilities at the Company and the executive officer’s base salary. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances will be granted on the third Thursday of each month after they have been approved and that each such issuance will have a strike price per share equal to the closing price of the Company’s common stock on such day.

Chief Executive Officer Compensation.   On March 14, 2008, the Company entered into an employment agreement with Dr. Ludlow, pursuant to which Dr. Ludlow was appointed the Company’s Chief Executive Officer.  The Compensation Committee determined that it was in the best interest of the Company to enter into this two year agreement to provide assurance to the Company of the continued availability of Dr. Ludlow’s services after the transaction with Mobilisa.  Dr. Ludlow will receive a salary of $220,000 per year, be granted options to purchase 25,000 shares of the Company’s common stock on March 20, 2008 that will be immediately exercisable at a price per share equal to the fair market value of the Company’s common stock on the date of grant, and an annual bonus based on reasonable objectives established by the Company’s Board of Directors.  Dr. Ludlow will be entitled to receive benefits in accordance with the Company’s existing benefit policies and will be reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.  The employment agreement has a term of two years.  Dr. Ludlow may terminate the agreement at any time on 60 days prior written notice to the Company.  In addition, the Company or Dr. Ludlow may terminate the employment agreement immediately for cause, as described in the employment agreement.  If the Company terminates the agreement without cause, Dr. Ludlow will be entitled to severance equal to one year of his base salary, in addition to salary already earned.  If Dr. Ludlow terminates the agreement for cause, Dr. Ludlow will be entitled to receive a payment equal to $50,000, in addition to salary already earned.

The determination of the base salary to be paid to the Chief Executive Officer was based on a number of factors including the historical compensation of Dr. Ludlow and the relative compensation in comparison to the other existing senior executives in the Company.  In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck Mobilisa.

INTELLICHECK MOBILISA SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2008.  No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Nelson Ludlow (3)	2008	169,583	-	66,120	-	235,703
Chief Executive Officer	2007	-	-	-	-	-
	2006	-	-	-	-	-

Steven D. Williams (3)	2008	155,417	-	29,750	4,663(7)	189,830
Chief Operating Officer	2007	-	-	-	-	-
	2006	-	-	-	-	-

Jeffrey Levy (4)	2008	39,667	-	-	-	39,667
Former Interim Chairman &	2007	99,167	50,000	80,140	-	229,405
Chief Executive Officer	2006	-	-	-	-	-

Russell T. Embry	2008	179,413		59,250	170 (8)	238,833
Senior Vice President	2007	170,652	-	33,706	2,040 (8)	206,398
& Chief Technology Officer	2006	166,480	-	-	2,040 (8)	168,520

John Lange (5)	2008	117,979	-	59,250	3,281(7)	180,510
General Counsel	2007	-	-	-	-	-
	2006	-	-	-	-	-

Bonnie Ludlow (3)	2008	55,417	-	29,750	-	85,167
Senior Vice President	2007	-	-	-	-	-
	2006	-	-	-	-	-

Peter J. Mundy (6)	2008	156,330		74,971		231,301
Vice President Finance	2007	105,961	-	98,317	-	204,278
& Chief Financial Officer	2006	-	-	-	-	-
(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with SFAS 123R.

(2)	No other compensation in excess of $10,000, including perquisites, was paid to any of Intellicheck Mobilisa’s named executive officers.

(3)	Represents amounts paid after March 14, 2008, the date of the Mobilisa acquisition.

(4)
Mr. Levy was named Interim CEO as of June 8, 2007. Amount listed under salary is the consulting fee paid and options granted to Mr. Levy for his services as Interim Chairman & CEO. The payment of Mr. Levy’s bonus of $50,000 was deferred until the merger with Mobilisa was completed. Effective March 14, 2008, Mr. Levy was no longer our Interim CEO.

(5)	Mr. Lange started with Intellicheck Mobilisa as of April 14, 2008.

(6)	Mr. Mundy started with Intellicheck Mobilisa as of March 26, 2007.

(7)	Represents matching contribution under Mobilisa’s 401(K) Plan.

(8)	Amount represents car allowances. Currently there is no one under a car allowance program.

Severance Arrangements

Dr. Ludlow has a severance arrangement with the Company contained in his employment agreement, which is described more fully above.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances are set to be granted on the third Thursday of each month and that each such issuance will have a strike price per share equal to the closing price of the company’s Common Stock on such day.

Intellicheck Mobilisa adopted a Stock Option Plan (the “1998 Stock Option Plan”) covering up to 400,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1998 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1998 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1998 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of Intellicheck Mobilisa. The 1998 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.  No additional options may be issued under the 1998 Stock Option Plan.

In August 1999, Intellicheck Mobilisa adopted the 1999 Stock Option Plan covering up to 1,000,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1999 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1999 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1999 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of the company. The 1999 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.  No additional options may be issued under the 1999 Stock Option Plan.

At the Company’s Annual Meeting held on July 11, 2001, the shareholders approved the 2001 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2001 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2001 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2001 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 10, 2003, the shareholders approved the 2003 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2003 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2003 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2003 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2003 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on June 16, 2006, the shareholders approved the 2006 Equity Incentive Plan, which amends and restates the Company’s 2004 Stock Option Plan (the “2006 Plan”) covering up to 850,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to the company are eligible to receive incentive stock options, nonqualified stock options and restricted stock awards. The Compensation Committee of the Board of Directors currently administers the 2006 Plan and determines the terms and conditions of options or restricted stock awards granted, including the option exercise price. The 2006 Plan provides that all stock options or restricted stock awards will expire within ten years of the date of grant. Incentive stock options granted under the 2006 Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2006 Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.  At the Company’s special meeting of shareholders held on March 14, 2008, the shareholders voted to amend the 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued by 3,000,000.

Administration. The Stock Option and Equity Incentive Plans are currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Stock Option and Equity Incentive Plans and to adopt rules for the administration, interpretation and application according to terms of the plans.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the Plans. The Compensation Committee will determine who will receive awards under the Plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plans.

A total of 1,711,049 shares of Intellicheck Mobilisa’s Common Stock are available for issuance or delivery under the existing Stock Option and Equity Incentive Plans. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Plans will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.

Stock Options. The Stock Option and Equity Incentive Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Plans, and amend, suspend or terminate the Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intellicheck attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes options granted during the year ended December 31, 2008 to the named executive officers:

Name	Grant Date	Approval Date	Number of Securities Underlying Options Granted	Exercise or Base Price of Option Awards ($/Sh)	Fair Value at Grant Date ($) (1)		Expiration Date

Nelson Ludlow	03/20/08	03/14/08	25,000	3.63	66,120	(2)	03/20/18

Steven D. Williams	07/17/08	07/01/08	25,000	2.36	29,750	(3)	07/17/13

Russell T. Embry	07/17/08	07/01/08	25,000	2.36	29,750	(3)	07/17/13
	08/21/08	08/14/08	25,000	2.35	29,500	(3)	08/21/13

John Lange	07/17/08	07/01/08	25,000	2.36	29,750	(3)	07/17/13
	08/21/08	08/14/08	25,000	2.35	29,500	(3)	08/21/13

Bonnie Ludlow	07/17/08	07/01/08	25,000	2.60	29,750	(3)	07/17/13

Peter J. Mundy	02/21/08	02/07/08	10,000	3.07	15,721	(2)	02/21/13
	07/17/08	07/01/08	25,000	2.36	29,750	(3)	07/17/13
	08/21/08	08/14/08	25,000	2.35	29,500	(3)	08/21/13

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R.

(2)	Vest immediately.

(3)	Vest ratably over a 12 month period.

The following table summarizes unexercised options as of year-end December 31, 2008 for the named executive officers:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities Underlying Unexercised Options / Warrants			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Nelson Ludlow	25,000	-		3.63	03/20/18

Steven D. Williams	218,200	-		0.46	03/14/13
	16,365	-		0.92	03/14/13
	12,500	12,500	(1)	2.36	07/17/13

Russell T. Embry	6,250	-		7.44	05/05/09
	5,000	-		4.37	12/03/09
	5,000	-		4.37	06/03/10
	5,000	-		3.18	11/17/10
	5,000	-		6.65	05/17/12
	5,000	-		6.65	11/17/12
	12,500	12,500	(1)	2.36	07/17/13
	10,417	14,583	(2)	2.35	08/21/13

John Lange	12,500	12,500	(1)	2.36	07/17/13
	10,417	14,583	(2)	2.35	08/21/13

Bonnie Ludlow	12,500	12,500	(1)	2.60	07/17/13

Peter J. Mundy	12,500	-		7.00	04/19/12
	6,250	-		7.00	10/19/12
	6,250	-		7.00	04/19/13
	10,000	-		3.07	02/21/13
	12,500	12,500	(1)	2.36	07/17/13
	10,417	14,583	(2)	2.35	08/21/13

(1)	These shares vest ratably over a twelve month period beginning July 2008.

(2)	These shares vest ratably over a twelve month period beginning August 2008.

The Company also sponsors a tax qualified defined contribution 401(k) plan in which Mr. Williams, Mr. Embry, Mr. Mundy and Mr. Lange participate.  The Company did not make any matching contributions to the plan in 2007 or 2006.

The following table summarizes options exercised and stock awards vested during the year-ended December 31, 2008 for the named executive officers:

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Options			Stock Awards
Name	No. of Shares Acquired Upon Exercise (#)	Value Received Upon Exercise ($)		No. of Shares Acquired Upon Vesting (#)	Value Received Upon Vesting ($)

Nelson Ludlow	21,820	45,058	(1)	-	-

Bonnie Ludlow	21,820	45,058	(1)	-	-

(1)
Mr. Ludlow and Mrs. Ludlow each exercised 10,910 shares at an exercise price of $0.23 per share and 10,910 shares at an exercise price of $0.46 per share on June 24, 2008, when the closing price of the Company’s Common Stock was $2.41.

Pension Benefits

The company does not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

Intellicheck Mobilisa does not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide Intellicheck Mobilisa’s officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the company’s best interests. Intellicheck Mobilisa sponsors a tax qualified defined contribution 401(k) plan in which Mr. Williams, Mr. Embry, Mr. Mundy and Mr. Lange participate. Mobilisa made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.

Compensation of Directors

The table below sets forth certain information concerning compensation of Intellicheck Mobilisa’s non-employee directors who served in 2008.

Name and Principal Position	Fees Paid in Cash ($)		Option Awards ($)		Stock Awards ($)		All Other Compensation ($) (9)	Total ($)

John W. Paxton, Chairman	3,500		-		49,091	(1)	-	52,591
General Emil Bedard, Director	9,750		-		44,080	(2)	-	53,830
Jeffrey Levy, Director	6,500		-		80,238	(3)	-	86,738
John E. Maxwell, Director	10,000		43,998	(4)	-		-	53,998
Arthur L. Money, Director	8,000		43,998	(5)	-		-	51,998
Guy L. Smith, Director	7,000		40,998	(6)	-		-	47,998
Robert J. Blackwell, Former Director	3,750	(7)	-		-		-	3,750
Edwin Winiarz, Former Director	3,750	(8)	-		-		-	3,750

(1)
Fair value of 26,599 restricted shares granted at market price of $1.77 per share.  Of these shares, 24,904 vest ratably over a twelve month period.  As of December 31, 2008, Mr. Paxton had aggregate options to purchase 307,300 shares of common stock and holds 26,599 shares of restricted common stock.

(2)
Fair value of 24,904 restricted shares granted at market price of $1.77 per share.  These shares vest ratably over a twelve month period.  As of December 31, 2008, General Bedard had aggregate options to purchase 328,400 shares of common stock and holds 24,904 shares of restricted common stock.

(3)
Fair value of 45,332 restricted shares granted 08/01/08 at market price of $1.77 per share.  These shares vest ratably over a twelve month period.  As of December 31, 2008, Mr. Levy had aggregate outstanding options to purchase 90,350 shares of common stock and holds 46,284 shares of restricted common stock.

(4)
Fair value of 46,633 options granted 08/01/08 at an exercise price of $1.77 per share.  These options vest ratably over a twelve month period.  As of December 31, 2008, Mr. Maxwell had aggregate outstanding options to purchase 95,783 shares of Common Stock and holds 8,254 shares of restricted common stock.

(5)
Fair value of 46,633 options granted 08/01/08 at an exercise price of $1.77 per share.  These options vest ratably over a twelve month period.  As of December 31, 2008, Mr. Money had aggregate outstanding options to purchase 206,683 shares of Common Stock and holds 3,175 shares of restricted common stock.

(6)
Fair value of 43,453 options granted 08/01/08 at an exercise price of $1.77 per share.  Of these options, 40,274 vest ratably over a twelve month period. As of December 31, 2008, Mr. Smith had aggregate outstanding options to purchase 129,665 shares of common stock.

(7)	As a result of the acquisition of Mobilisa, Mr. Blackwell resigned from the Board of Directors on March 14, 2008.

(8)
As of December 31, 2008, Mr. Winiarz had aggregate outstanding options to purchase 120,000 shares of common stock.  As a result of the acquisition of Mobilisa, Mr. Winiarz resigned from the Board of Directors on March 14, 2008.  These options were extended for a period of one year from the date of acquisition.

(9)	No other compensation, including perquisites in excess of $10,000, was paid to any of the directors.

During 2008, non-employee directors received fees of $3,000 for in-person attendance at board meetings and $500 for attendance at such meetings telephonically.  Each non-employee director also received a fee of $250 for participation, either in-person or telephonically, at each separately convened committee meeting not held in conjunction with a board meeting. The Board recommended that beginning in 2006 non-employee directors should be granted the choice of restricted shares of Intellicheck Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. In addition, the Board further recommended that non-employee directors, who are members of a committee, should be granted the choice of restricted shares of Intellicheck Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. The number of restricted shares as proposed would be determined by the Board at each annual board meeting.

CERTAIN RELATED PARTY TRANSACTIONS

Intellicheck Mobilisa

Since the beginning of 2007, Intellicheck Mobilisa did not have any transactions with related persons as described under Item 404(a) of Regulation S-K. The Governance Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck Mobilisa’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck Mobilisa’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to shareholders. No such waivers were granted nor applied for in 2008. Intellicheck Mobilisa’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Mobilisa

The majority owners, who are members of management, lent money to Mobilisa from time to time. The loans bore no interest and were payable upon demand. As of December 31, 2008, 2007 and 2006, amounts owed to related parties were $0, $0, and $27,403, respectively.

Mobilisa leases office space from Eagle Coast, LLC, an entity that is wholly-owned by Dr. Ludlow and Mrs. Ludlow, our Chief Executive Officer and director and one of our directors, respectively. For the years ended December 31, 2008, 2007, and 2006, total rental payments for this office space was $74,976, $63,546, and $55,375.  In 2008, Mobilisa entered into a 10-year lease for the office space ending in 2017.

The majority owners, who are members of management, have guaranteed all Mobilisa credit lines.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors appointed Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm to examine Intellicheck Mobilisa’s financial statements for the fiscal year ending December 31, 2009.

The Board of Directors recommends that you vote to ratify such appointment.

Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2008 and December 31, 2007, Intellicheck Mobilisa’s principal independent auditor was Amper, Politziner & Mattia, LLP, the services of which were provided in the following categories and amount:

Audit Fees

The aggregate fees billed by Amper, Politziner and Mattia, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for the reviews of the financial statements included in the company’s Quarterly Reports on Form 10-Q for such fiscal years amounted to $183,000 and $105,000, respectively.

Audit Related Fees

Other than the fees described under the caption “Audit Fees” above, Amper, Politziner and Mattia, LLP did not bill any fees for services rendered to Intellicheck Mobilisa during fiscal year 2008 or 2007 for assurance and related services in connection with the audit or review of the company’s financial statements.

Tax Fees

Amper, Politziner and Mattia, LLP billed Intellicheck Mobilisa for tax related services for the fiscal years ended December 31, 2008 and 2007 amounts totaling $8,428 and $5,000, respectively.

All Other Fees

The aggregate fees billed by Amper, Politziner and Mattia, LLP for professional services rendered in connection with the Company’s Proxy and Registration Statements on Forms S-3 and S-8 to register certain shares relating to the Mobilisa merger and certain shares under the 2006 Stock Option Plan amounted to $8,357 in 2008 and the Company’s Registration Statement on Form S-8 to register certain shares under the 2003 and 2006 Stock Option Plans amounted to $3,700 in 2007.

Pre-approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck Mobilisa’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

Proposal No. 3

CHANGE OF COMPANY NAME FROM INTELLI-CHECK – MOBILISA, INC. TO INTELLICHECK MOBILISA, INC.

The Board of Directors believes that the hyphens in the official corporate name for the Company create unnecessary confusion regarding the spelling and use of the Company.  On an operational basis, the Company uses “Intellicheck Mobilisa, Inc.” in it day-to-day operations.  The non-hyphenated name creates less confusion and is more easily used on a practical and operational basis.

The Board of Directors recommends that you vote to APPROVE changing the Company name from Intelli-Check – Mobilisa, Inc. to Intellicheck Mobilisa, Inc.

OTHER MATTERS

 The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to shareholders concerning our operations during the fiscal year ended December 31, 2008, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON SEPTEMBER 10, 2009.  ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368.

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Shareholders’ proposals intended to be presented at next year’s Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368, no later than May 20, 2010 for inclusion in the Company’s proxy statement and form of proxy for that meeting.  In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

Notice of any director nomination or other proposal that you intend to present at the 2010 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2010 Annual Meeting of shareholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368 not later than the close of business on August 3, 2010.

The proxy solicited by the Company for the 2010 Annual Meeting of Shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to August 3, 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 17, 2009. SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Chief Financial Officer, Treasurer and Secretary